PRESS RELEASE

FOR IMMEDIATE RELEASE: Valhi, inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697 (972) 233-1700	CONTACT: Bobby D. O'Brien Executive Vice President and Chief Financial Officer (972) 233-1700

VALHI ANNOUNCES QUARTERLY CASH DIVIDEND AND
RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 28, 2015 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of two cents ($0.02) per share on its common stock, payable on June 25, 2015 to stockholders of record at the close of business on June 8, 2015.

Valhi also announced that at its annual stockholder meeting held on May 28, 2015 its stockholders:

•	elected each of Thomas E. Barry, Norman S. Edelcup, Loretta J. Feehan, William J. Lindquist, W. Hayden McIlroy, Bobby D. O'Brien and Steven L. Watson as a director for a one year term; and

•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2015 annual meeting.

Valhi is engaged in the titanium dioxide products, component products (security products and recreational marine components), waste management industries and real estate management and development industries.

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